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                                                                    EXHIBIT 99.1

                               (EQUITY INNS LOGO)

                EQUITY INNS COMPLETES PURCHASE OF FIVE HOTELS IN
                                SOUTHERN FLORIDA

GERMANTOWN, Tenn.--(BUSINESS WIRE) -- October 25, 2004-- Equity Inns, Inc. (NYSE: ENN), a hotel real estate investment trust (REIT), today announced that it has completed the previously announced purchase of four Hampton Inns and one Hampton Inn and Suites in Southern Florida for $73.8 million. The five hotels, which collectively have 587 rooms and are on average five years old, are located in West Palm Beach, Palm Beach Gardens, Boca Raton, Deerfield Beach and Boynton Beach. Equity Inns estimates that the impact of the hotels will be positive to its 2005 funds from operations ("FFO").

The Company utilized $40.6 million in new ten-year senior mortgage debt at a fixed rate of 5.6 percent to partially finance the acquisition. The remaining financing came from the Company's common stock offering of October 18, 2004.

Howard A. Silver, President and Chief Operating Officer said, "We are pleased to add these five quality hotels to our portfolio. Importantly, they are all located in cities with high barriers to entry as measured by the limited new supply these markets have seen in the past 15 years. In addition, the hotels sustained minimal damage from the recent Florida hurricanes, and have continued to grow revenue per available room (RevPAR) since we signed the letter of intent on July 26, 2004.

Mr. Silver continued, "In today's rising interest rate environment, we strengthened our balance sheet by securing advantageous financing, which we not only utilized in the purchase of these assets, but also provides the Company with additional financial flexibility for the long-term."

As previously disclosed, and in keeping with Equity Inns' strategy of moving toward shorter-term, performance-based management arrangements, the hotels are not bound by long-term management contracts. Equity Inns has agreed to allow the current managers, Green Park Management, Inc. to continue to manage the hotels for a minimum of three years with an incentive based management fee.

Certain matters discussed in this press release which are not historical facts are "forward-looking statements" within the meaning of the federal securities laws and involve risks and uncertainties. The words "may," "plan," "project," "anticipate," "believe," "estimate," "expect," "intend," "will," and similar terms are intended to identify forward-looking statements, which include, without limitation, statements concerning our outlook for the hotel industry, acquisition and disposition plans for our hotels and assumptions and forecasts of future results for fiscal year 2004 and 2005 FFO and FFO per diluted share. Forward-looking statements are not guarantees of future performance and involve numerous risks and uncertainties which may cause our actual financial condition, results of operation and performance to be materially different from the results of expectations expressed or implied by such statements. General economic conditions, future acts of terrorism or war, risks associated with the hotel and hospitality business, the availability of capital, risks associated with our debt financing, hotel operating risks and numerous other factors, may affect our future results and performance and achievements. These risks and uncertainties are described in




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greater detail in our periodic filings with the United States Securities and
Exchange Commission (SEC), including our Form 8-K dated March 11, 2004. We undertake no obligation and do not intend to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. Although we believe our current expectations to be based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that actual results will not differ materially.


ABOUT EQUITY INNS
Equity Inns, Inc. is a self-advised REIT that focuses on the upscale extended stay, all-suite and midscale limited-service segments of the hotel industry. The Company owns 104 hotels with 12,981 rooms located in 34 states. For more information about Equity Inns, visit the Company's Web site at www.equityinns.com.

CONTACT:  Equity Inns, Inc.
          Howard Silver,
          President
          901/754-7774

               Or

Integrated Corporate Relations, Inc.
          Brad Cohen,
          203/682-8211